                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MGI PHARMA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF MGI PHARMA, INC.]


                                MGI PHARMA, INC.

                            Suite 300E, Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota 55343

                          ___________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 11, 1999

TO THE SHAREHOLDERS OF MGI PHARMA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of MGI PHARMA, INC. ("MGI" or the "Company") will be held on Tuesday, May 11, 1999, at the Hilton Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, at 3:30 p.m., Central time, for the following purposes:

     1. To elect a Board of eight directors to serve for the ensuing year and until their successors are elected;

     2. To consider and vote upon the adoption of the MGI PHARMA, INC. 1999 Nonemployee Director Stock Option Plan;

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Only holders of record of MGI Common Stock at the close of business on March 15, 1999 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ William C. Brown

                                   William C. Brown
                                   Assistant Secretary
March 26, 1999

                          [LOGO OF MGI PHARMA, INC.]


                                MGI PHARMA, INC.

                            Suite 300E, Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota 55343

                          ___________________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MGI PHARMA, INC. ("MGI" or the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 11, 1999, at the Hilton Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, at 3:30 p.m., Central time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about March 26, 1999. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 is being furnished to each shareholder with this Proxy Statement.

     All holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 15, 1999 will be entitled to vote at the Annual Meeting. As of that date, a total of 14,595,803 shares of such Common Stock were outstanding, each share being entitled to one vote.
There is no cumulative voting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named in the Proxy Statement and to adopt the MGI PHARMA, INC. 1999 Nonemployee Director Stock Option Plan. Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for the adoption of the MGI PHARMA, INC. 1999 Nonemployee Director Stock Option Plan and for the ratification of the appointment of KPMG Peat Marwick LLP ("KPMG Peat Marwick") as the Company's independent auditors. If a shareholder abstains (or indicates a "withhold vote for" as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

     So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. A proxy may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, although employees of the Company (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. In addition, the Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies, and has agreed to pay such firm approximately $6,500, plus reasonable expenses incurred, for its services.

                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of no fewer than three members and require that a majority of the members shall be persons who are not employed by, or rendering consulting or professional services for compensation to, the Company, or any corporation controlled by, controlling or under common control with the Company (or related to or directly or indirectly controlled by any of the foregoing). For such purposes, "control" is defined as direct or indirect beneficial ownership of more than 25% of a corporation's voting stock.

     Eight directors have been nominated for election to the Company's Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED BELOW. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named below. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, for reasons not now known to the Company, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding the nominees is set forth below:

                                                      PRINCIPAL OCCUPATION AND BUSINESS
         NAME             AGE  DIRECTOR SINCE           EXPERIENCE FOR PAST FIVE YEARS
-----------------------  ----- ---------------- -------------------------------------------------
Charles N. Blitzer        58    April 1996      President and Chief Executive Officer of MGI;
                                                prior to joining the Company in April 1996,
                                                President and Chief Executive Officer of
                                                Oncologix, Inc. (pharmaceuticals) since July
                                                1992, and a variety of management positions
                                                with Marion Merrell Dow Pharmaceuticals, Inc.
                                                and Marion Laboratories, Inc.
                                                (pharmaceuticals) since 1977

Andrew J. Ferrara         59    May 1998        Managing Partner, BioLicensing, L.L.C.
                                                (biotechnology consulting company), President
                                                and Chief Executive Officer, Boston Healthcare
                                                (pharmaceutical and biotechnology consulting
                                                firm); prior to founding Boston Healthcare in
                                                1993 and Boston BioLicensing, L.L.C. in 1997,
                                                founded Molecular Simulations, Inc. (f/k/a
                                                Polygen Corporation) (computer software
                                                company) in 1984

Joseph S. Frelinghuysen   57    November 1997   President of J. S. Frelinghuysen & Co. (private
                                                investment banking advisory firm); prior to
                                                founding J. S. Frelinghuysen & Co. in 1989,
                                                Managing Director in investment banking
                                                department at The First Boston Corporation
                                                (investment bank)

Michael E. Hanson         51    May 1998        President of Internal Medicine Business Unit,
                                                Eli Lilly & Company (life sciences) from July
                                                1994 until retirement in December 1997; held a
                                                variety of management and marketing positions
                                                at Eli Lilly & Company since 1973

Hugh E. Miller            63    October 1992    Retired corporate executive; prior to retirement
                                                in December 1990, Vice Chairman and Director
                                                of ICI Americas Inc. (chemicals,
                                                pharmaceuticals, agricultural, consumer and
                                                specialty products) /(1)/

Timothy G. Rothwell       48    November 1996   Executive Vice President, President of
                                                Pharmaceutical Operations, Pharmacia &
                                                Upjohn, Inc. (pharmaceuticals); prior to joining
                                                Pharmacia & Upjohn in January 1998,
                                                President of Rhone-Poulenc Rorer Inc.
                                                (pharmaceuticals) and Chief Executive Officer
                                                and President of the U.S. pharmaceuticals
                                                business of Sandoz Pharmaceuticals.

                                                        PRINCIPAL OCCUPATION AND BUSINESS
         NAME             AGE   DIRECTOR SINCE           EXPERIENCE FOR PAST FIVE YEARS
-----------------------  -----  --------------- -------------------------------------------------
Lee J. Schroeder          70    May 1989        President and Director, Lee Schroeder &
                                                Associates, Inc. (pharmaceutical industry
                                                consultants); prior to retirement in April 1985,
                                                President and Chief Operating Officer of
                                                Foxmeyer Drug Co. (wholesale drug company)
                                                and Executive Vice President of Sandoz, Inc.
                                                (pharmaceuticals) /(2)/

Arthur Weaver, M.D.       62    July 1998       Director of Clinical Research at the Arthritis
                                                Center of Nebraska since 1988, and medical
                                                director of Lincoln Mutual Life Insurance
                                                Company; clinical professor in the Department
                                                of Medicine, University of Nebraska Medical
                                                Center since 1995 /(3)/

______________________

(1)  Mr. Miller is also a director of Wilmington Trust Co., Inc.
(2) Mr. Schroeder is also a director of Ascent Pediatrics, Inc., MDS Harris Laboratories, Interneuron Pharmaceuticals, Inc. and Celgene Corporation.
(3)  Dr. Weaver was appointed to the Board of Directors in July 1998.

     During 1998, the Board of Directors had the following committees: (i) an audit committee consisting of Mssrs. Frelinghuysen, Miller (through May 1998) and, beginning in May 1998, Mr. Ferrara, and, beginning in September 1998, Rodolfo C. Bryce (resigned from the Board in January 1999); (ii) a compensation committee consisting of Messrs. Hanson, Miller, Schroeder and, beginning in September 1998, Mr. Weaver; and (iii) a nominating committee consisting of Messrs. Miller, Schroeder and Blitzer. The audit committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The compensation committee reviews and makes certain determinations with respect to designated matters concerning remuneration of employees and officers. The nominating committee considers and makes recommendations to the Board with respect to the number and qualifications of the members of the Board of Directors and the persons to be nominated for election to the Board of Directors. During 1998, the audit committee held 2 meetings and the compensation committee held 5 meetings. The nominating committee carries out its duties without holding any formal meetings. In evaluating persons to be nominated for election or appointment to the Board of Directors, the members of the nominating committee meet on an informal basis to identify and present such persons for consideration by the Board of Directors. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company.

     During 1998, the Board of Directors held 6 meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees, except that Mr. Rothwell attended 4 meetings of the Board of Directors in 1998. The Company's Board of Directors and the committees thereof also act from time to time by written action in lieu of meetings.

     Compensation payable to nonemployee directors for service on the Board of Directors and committees thereof for the next term of office is established each year by the Board of Directors. During the current term, each nonemployee director is receiving $1,000 for each meeting of the Board of Directors that he attends either in person or telephonically. At its meeting on March 9, 1999, after reviewing the results of a survey of director compensation practices done for the Board by an independent consulting firm, Frederick W. Cook & Co., Inc., in November 1998, as well as follow up data provided by the consultant on March 5, 1999, the Board of Directors determined that, for the term commencing with the Annual Meeting, each nonemployee director will receive an annual retainer of $10,000, payable quarterly, plus $2,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by telephone and $250 for each committee meeting attended. The nonemployee directors also will be able to elect prior to July 1 each year to receive shares of Common Stock in lieu of their annual retainer. These shares would be issued on the last business day of each quarter pursuant to awards under the 1997 Stock Incentive Plan and would be valued as of the close of business on the date of issuance.

     In addition to the fees described above, each new nonemployee director receives an option to purchase 10,000 shares of Common Stock upon such director's initial election or appointment to the Board of Directors. In addition, each nonemployee director receives an option to purchase 7,500 shares of Common Stock on the day of such director's reelection to the Board of Directors. The exercise price of all such options granted is the fair market value of the Common Stock on the date of grant. Messrs. Frelinghuysen, Miller, Rothwell and Schroeder each received options to purchase 7,500 shares of Common Stock at an exercise price of $7.75 in May 1998. Messrs. Ferrara and Hanson each received options to purchase 10,000 shares of Common Stock at an exercise price of $7.75 in May 1998 and Dr. Weaver received an option to purchase 10,000 shares of Common Stock at an exercise price of $8.00 in July 1998.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE FOR
        NAME           AGE                     PAST FIVE YEARS
--------------------- ----- -------------------------------------------------------
Charles N. Blitzer     58   President and Chief Executive Officer of MGI; prior
                            to joining the Company in April 1996, President and
                            Chief Executive Officer of Oncologix, Inc.
                            (pharmaceuticals) since July 1992, and a variety of
                            management positions with Marion Merrell Dow
                            Pharmaceuticals, Inc. and Marion Laboratories, Inc.
                            (pharmaceuticals) since 1977.

James V. Adam          50   Chief Operating Officer since November 1997;
                            formerly Vice President, Chief Financial Officer since
                            March 1988.

Lori-jean Gille        47   Senior Vice President since November 1997;
                            Secretary and an executive officer of the Company
                            since July 1995; Vice President, General Counsel
                            since January 1992.

William C. Brown(1)    43   Vice President, Finance since November 1997;
                            formerly Director, Finance and Planning since 1996
                            and Controller from 1986 to 1996.

______________________

(1) Mr. Brown is considered an executive officer of the Company under the rules of the Securities and Exchange Commission, but is not an executive officer for purposes of the Company's compensation programs.

                            EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

     The Board of Directors has delegated to the compensation committee (the "Committee") the authority and responsibility to establish and make certain decisions with respect to the compensation of the Company's executive officers, as well as various aspects of other compensation and fringe benefit matters applicable to all of the Company's employees, including executive officers. In addition, the Committee administers the Company's stock option and stock based incentive programs. The Committee is composed entirely of independent, outside directors of the Company.

     Through its executive compensation policies, the Company seeks to attract and retain highly qualified executives who will contribute positively to the Company's continued progress. To achieve these goals, the Company emphasizes compensation arrangements that are tied to Company performance and which provide key employees the opportunity to acquire a significant ownership interest in the Company primarily through stock options and stock purchases. The Committee also believes that the availability of certain benefits is important to its goal of retaining high quality leadership and motivating executive performance consistent with shareholder interest. Accordingly, the Company makes available a range of benefit programs to its employees (including its executive officers), including life and disability insurance, a 401(k) savings plan, a money purchase retirement plan, an employee stock purchase plan and other benefit programs.

     Process

     In preparation for its annual compensation decisions, the Committee reviews the progress the executive officers have made in leading the Company towards both short- and long-term goals. In order to match the executive officers' goals with shareholder goals, the Committee's general policy has been to hold base salary adjustments to increments that reflect changes in the cost-of-living (once the officer has reached a reasonable level of compensation as determined by the Committee), to reward past performance with cash bonuses and stock option grants and also to use stock option grants as a means of motivating executive officers to perform at the highest possible level in the future. The Committee intends to make the total compensation package for executive officers competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company's longer-term market performance.

     In 1998, the Company and the Committee retained an independent consulting firm, Frederick W. Cook & Co., Inc. (the "Compensation Consultant"), to review and make recommendations regarding the Company's compensation practices with respect to its executive officers. The Compensation Consultant updated its recommendations to the Committee based on original work done for the Company in 1993. As part of its work in 1998, the Compensation Consultant compared the Company's compensation practices to a peer group of companies, which included sixteen companies that were similar to the Company in market capitalization, business characteristics and, in some cases, business strategy. The Committee met with the Compensation Consultant on several occasions during the last quarter of 1998 in anticipation of making determinations with respect to 1998 bonuses and 1999 base salaries and stock options, which compensation decisions were based in part on the Compensation Consultant's report.

     In making compensation decisions regarding the Company's executive officers, the Committee first meets with the Company's Chief Executive Officer, who presents his recommendations with respect to compensation for the other executive officers. The Committee, with the Chief Executive Officer not present, then reviews his recommendations related to the other executive officers and makes its own independent determination with respect to each executive officer, as well as with respect to the Chief Executive Officer.

     Although Mr. Brown, the Company's Vice President, Finance, is considered an executive officer of the Company under the rules of the Securities and Exchange Commission, the Company has not classified Mr. Brown as an executive officer for the purpose of the Company's compensation programs. As a result, decisions regarding Mr. Brown's compensation are not made by the Compensation Committee but by the Company's executive officers as a group.

     Executive Compensation Program

     The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) stock incentive compensation and (c) performance-based, incentive bonuses. The Committee makes determinations with respect to these components based on a subjective evaluation of each officer, after consideration of both Company and individual performance objectives.

     At its meeting in January 1998, the Committee set 1998 base salaries for and made stock option grants to the executive officers. Mr. Adam was awarded a base salary increase of $23,000 to $180,000, Ms. Gille was awarded an increase of $20,000 to $165,000. These increases reflected the promotions of Mr. Adam to the position of Chief Operating Officer and of Ms. Gille to Senior Vice President.

     During 1998, Mr. Adam and Ms. Gille were each awarded options to purchase 25,000 shares of Company Common Stock, which represented an increase of 3,000 shares from 1997 for both Mr. Adam and Ms. Gille. These stock option award increases reflected the promotion given to each of these individuals. The options vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December 31, 1998," which follows this report. The size of the option grants was also based on the Committee's subjective judgment that these amounts were appropriate to retain these highly qualified officers and to provide an incentive for continued high quality performance.

     Cash incentive bonuses for 1998 were awarded in January 1999. The bonus compensation program for executive officers in 1998 was a continuation of the program adopted by the Committee in 1993. Under the bonus program, base cash compensation coupled with a 30% cash bonus was considered by the Committee to be a fair payment for good performance by the Company's executive officers, other than the Chief Executive Officer. This determination was based primarily on a review of compensation data from comparable companies and the Committee's conclusion that a 30% bonus would place the compensation of the executive officers on a par with the middle tier of such comparable companies. The Compensation Consultant's recommendations in the last quarter of 1998 also confirmed the conclusions of the Committee that the bonus program was appropriate for the Company's executive officers, other than the Chief Executive Officer. At its meeting in January 1999, the Committee awarded cash bonuses to the executive officers, other than the Chief Executive Officer and Mr. Brown, for 1998 in the range of 15% to 26% of 1998 base salaries. In awarding the 1998 cash bonuses, the Committee also considered the individual accomplishments of the executive officers and of the operating groups reporting to each executive officer during 1998.

     In January 1998, Mr. Brown was awarded a salary increase of $12,640 to $125,000, representing an increase of 11.25%, which was based largely upon his
promotion to Vice President, Finance.    During 1998, Mr. Brown was awarded
options to purchase an aggregate of 10,000 shares of Company Common Stock. The options vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December 31, 1998," which follows this report. The size of the option grants to Mr. Brown were based on the Company's stock incentive program for an employee at Mr. Brown's grade level. In January 1999, Mr. Brown was awarded a cash bonus for 1998 equal to 22.6% of his 1998 base salary, the amount of which was based on the Company's guidelines for an employee at Mr. Brown's grade level and on Mr. Brown's individual accomplishments during 1998.

     Compensation of the Chief Executive Officer

     In 1998, Mr. Blitzer received a base salary increase of $12,000 to $312,000, and an option to purchase 50,000 shares of the Company's Common Stock. The increase in his base salary was intended to approximate the increase in the cost of living in 1997, plus a base salary adjustment based on market conditions. The size of the option grant was based on the Committee's subjective judgment that this amount was appropriate to retain Mr. Blitzer and to provide an incentive for continued high performance. This option vests over a four year period and is exercisable at a price equal to the fair market value of Company Common Stock on the date of grant.

     In January 1999, the Committee awarded Mr. Blitzer a cash bonus for 1998 of $120,000 or 38.5% of his 1998 base salary. This represented a continuation of the bonus compensation program adopted by the Committee in 1993, with a combination of 1998 base salary and a 45% bonus considered to be a fair payment for good performance by the Chief Executive Officer. The Compensation Consultant's recommendations in the last quarter of 1998 also confirmed the Committee's conclusion that the bonus program was appropriate for the Chief Executive Officer. In awarding Mr. Blitzer's 1998 cash bonus, the Committee considered the FDA approval of a second indication for Salagen(R) Tablets for the treatment of symptoms of dry mouth in Sjogren's syndrome patients in February 1998, the launch of the new indication in April 1998, the continued strong growth of Salagen(R) Tablet sales, the degree of success made in the clinical trials for MGI 114 including completion of the initial Phase I safety trial and initation of three Phase 2 clinical trials, and the attainment of profitability for the Company in 1998.

     Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this new tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company's long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan intended to preserve the full deductibility of certain performance-based compensation under the Code.


                            HUGH E. MILLER,
                            LEE J. SCHROEDER and
                            ARTHUR WEAVER
                            The Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer and the other named executive officers of the Company.

                                               ANNUAL             LONG TERM
                                           COMPENSATION         COMPENSATION
                                       --------------------    --------------
                                                                   AWARDS
                                                               --------------
                                                                  SECURITIES
                                                                  UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR   SALARY      BONUS          OPTIONS      COMPENSATION (1)
------------------------------- ------ ---------  ---------    --------------  ------------------
Charles N. Blitzer(2)            1998  $ 312,000  $ 120,000            50,000  $       92,147
President and Chief Executive    1997    300,000    100,000           125,000          41,762
 Officer                         1996    192,159    200,000(3)        150,000          29,951


James V. Adam                    1998  $ 180,000  $  47,000            25,000  $       27,116
Chief Operating Officer          1997    157,000     35,000            22,000          23,216
                                 1996    149,000     45,000            44,000          27,221

Lori-jean Gille                  1998  $ 165,000  $  44,750            25,000  $       23,006
Senior Vice President and        1997    145,000     33,000            22,000          20,101
 General Counsel                 1996    137,352     34,000            64,000          18,806


William C. Brown(4)              1998  $ 125,000  $  28,200            10,000  $       19,461
Vice President, Finance          1997    112,360     14,000            10,000          17,730

__________________________

(1) These amounts represent the Company's contributions to the Company's Retirement Savings Plan, Money Purchase Retirement Plan and split dollar insurance plan.

     Company contributions under the Retirement Savings Plan are made in the form of MGI Common Stock. The amounts included under this column attributable to Company contributions to the Retirement Savings Plan represent the fair market value of MGI Common Stock on the date of the Company's contribution. For 1998, Company contributions were as follows:
     Mr. Blitzer, $11,200; Mr. Adam, $11,200; Ms. Gille, $11,200; and Mr. Brown, $9,730.

     Company contributions under the Money Purchase Retirement Plan are made annually following the end of each calendar year. For 1998, Company contributions were as follows: Mr. Blitzer, $8,806; Mr. Adam, $8,806; Ms. Gille, $8,806; and Mr. Brown, $7,336.

     The Company pays a portion of the premium on the split dollar life insurance plan and proceeds payable under or the cash surrender value of such plan are first payable to the Company up to the amount of premiums paid by the Company. For 1998, Company payments were as follows: Mr. Blitzer, $72,141; Mr. Adam, $7,110; Ms. Gille, $3,000; and Mr. Brown, $2,395.

(2) Mr. Blitzer joined the Company as President and Chief Executive Officer in April 1996.

(3) Bonuses awarded to Mr. Blitzer included a $75,000 signing bonus and $125,000 performance bonus pursuant to the Company's executive compensation program discussed above.

(4)  Mr. Brown was named Vice President, Finance of the Company in November
     1997.

     None of the Company's executive officers currently has a written employment agreement. Each of Mr. Blitzer, Mr. Adam and Ms. Gille does, however, have a termination agreement with the Company providing that, following a "Change in Control" (as defined) of the Company, if such officer is terminated by the Company without "Cause" (as defined) or leaves for "Good Reason" (as defined), then (i) the officer will be entitled to receive a lump sum cash payment equal to 24 times such officer's monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher), which as of this date, would amount to $975,000 for Mr. Blitzer, $585,000 for Mr. Adam, and $495,000 for Ms. Gille, and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between such officer and the Company will terminate. The termination agreements provide that if the officer receives payments under the agreement that would subject the officer to any federal excise tax due under Sections 280G and 4999 of the Code, then the officer will also receive a cash "gross-up" payment so that the officer will be in the same net after-tax position that the officer would have been in had such excise tax not been applied. Sections 280G and 4999 of the Code provide that if "parachute payments" (compensatory payments contingent on a change in control) made to a covered individual equal or exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual's base amount will be subject to a 20% excise tax and will not be deductible by the Company. Under the termination agreements, "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and "Good Reason" is defined to include a change in the officer's responsibility or status, a reduction in salary or benefits or a mandatory relocation.

     Mr. Brown has a termination agreement with the Company which is identical to the termination agreements with Mr. Blitzer, Mr. Adam and Ms. Gille except that (i) he is entitled to a lump sum payment equal to 18 times his monthly base salary (i.e., $400,500 as of this date), and (ii) instead of a "gross-up" payment, the lump sum amount payable under Mr. Brown's termination agreement is subject to reduction to avoid nondeductibility of any payment or benefit (under the termination agreement or any other arrangement) solely by reason of Section 280G of the Code.

STOCK OPTIONS

     The following table summarizes option grants made by the Company to each of its executive officers named in the Summary Compensation Table above as a part of such person's 1998 base compensation.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998

                                       INDIVIDUAL GRANTS
                    ------------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                    % OF TOTAL                                VALUE AT ASSUMED
                       NUMBER OF      OPTIONS                                  ANNUAL RATES OF
                      SECURITIES     GRANTED TO     EXERCISE                     STOCK PRICE
                      UNDERLYING    EMPLOYEES IN    OR BASE                   APPRECIATION FOR
                        OPTIONS     FISCAL YEAR      PRICE     EXPIRATION      OPTION TERM (3)
                                                                            ---------------------
      NAME            GRANTED (1)       1998       ($/SHARE)    DATE (2)        5%        10%
------------------  -------------- -------------- ------------ -----------  ---------  ----------
Charles N. Blitzer          50,000          11.98     $3.9375    1/14/08    $123,814    $313,768
James V. Adam               25,000           5.99     $3.9375    1/14/08    $ 61,907    $156,884
Lori-jean Gille             25,000           5.99     $3.9375    1/14/08    $ 61,907    $156,884
William C. Brown            10,000           2.40     $3.9375    1/14/08    $ 24,763    $ 62,754

_____________________________

(1) All options were granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. All options, except for those granted to Mr. Brown, were granted in tandem with limited stock appreciation rights, (each a "Limited Right"). Each Limited Right is exercisable for cash in lieu of such associated options only upon the occurrence of certain changes in control. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

(2) The options which expire on January 14, 2008 are exercisable as to 25% of the underlying option shares as of January 14, 1999, 50% of such option shares as of January 14, 2000, 75% of such option shares as of January 14, 2001 and 100% of such option shares as of January 14, 2002.

(3) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. Assuming 14,542,472 shares of Common Stock are outstanding, a beginning stock price of $3.9375 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company's outstanding Common Stock would increase from $57,260,984 to $93,272,108, assuming 5% annual appreciation and to $148,520,244, assuming 10% annual appreciation.

     The following table summarizes option exercises during the year ended December 31, 1998 by the executive officers named in the Summary Compensation Table above, and the values of the options held by such persons at December 31, 1998.

        AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 1998
                AND VALUE OF OPTIONS HELD AT DECEMBER 31, 1998

                                                                                VALUE OF
                                                    NUMBER OF SECURITIES      EXERCISED IN-
                                                   UNDERLYING UNEXERCISED   THE-MONEY OPTIONS
                                                       OPTIONS HELD AT           HELD AT
                         SHARES                       DECEMBER 31, 1998      DECEMBER 31, 1998
                       ACQUIRED ON      VALUE           (EXERCISABLE/         (EXERCISABLE/
    NAME                EXERCISE     REALIZED (1)       UNEXERCISABLE)       UNEXERCISABLE (1)
-------------------    ------------  ------------- ----------------------   -------------------
Charles N. Blitzer               0             0       143,750/181,250       $723,438/$960,938
James V. Adam               17,000      $ 50,368        122,100/56,400       $381,854/$282,710
Lori-jean Gille             47,159      $217,127         53,109/49,875       $103,472/$276,610
William C. Brown                 0             0         39,415/24,060       $107,108/$131,116

__________________

(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or December 31, 1998.

                         COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on MGI's Common Stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and on The Nasdaq Pharmaceutical Stock Index for the last five fiscal years (assuming the investment of $100 in each on December 31, 1993 and the reinvestment of all dividends).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN-
         AMONG MGI PHARMA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX


                             [GRAPH APPEARS HERE]


                            12/93   12/94   12/95   12/96   12/97   12/98
                            -----   -----   -----   -----   -----   -----
MGI PHARMA                   100      42      30      29      26      66


NASDAQ PHARMACEUTICAL        100      75     138     138     143     183


NASDAQ STOCK MARKET (U.S.)   100      98     138     170     209     293

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth as of March 15, 1999, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the Summary Compensation Table above, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.


                                                         AMOUNT AND NATURE OF      PERCENT
     NAME OF BENEFICIAL OWNERS                           BENEFICIAL OWNERSHIP     OF CLASS
     ------------------------------------------        -----------------------   ----------
     Avenir Corporation (1)
     1725 K Street, NW, Suite 410
     Washington, D.C.  20006                                      884,206           6.1%
     Dainippon Pharmaceutical Co., Ltd. (2)
     6-8 Doshomachi, 2-Chome
     Chuo-Ku, Osaka, 541 Japan                                    750,000           5.1%
     Charles N. Blitzer (3) (4)                                   242,083           1.6%
     Andrew J. Ferrara                                              2,500             *
     Joseph S. Frelinghuysen (3) (5)                               79,375             *
     Michael E. Hanson                                              2,500             *
     Hugh E. Miller (3) (6)                                        41,250             *
     Timothy G. Rothwell (3)                                       10,626             *
     Lee J. Schroeder (3)                                          48,947             *
     Arthur Weaver, M.D.                                                0             *
     James V. Adam (3) (4)                                        138,160             *
     Lori-jean Gille (3) (4)                                       81,358             *
     William C. Brown (3) (4)                                      86,233             *
     All directors and executive officers as a group
        (11 persons) (3) (4) (5) (6)                              733,032           4.8%

     _________________________________
     *Less than 1%


     (1) Disclosure is made in reliance upon a statement on Schedule 13G, dated as of February 9, 1999, filed with the Securities and Exchange Commission.
     (2) Disclosure is made in reliance upon a statement on Schedule 13D, dated as of April 28, 1995, filed with the Securities and Exchange Commission.
     (3) Includes the following number of shares which could be acquired within 60 days of March 15, 1999 through the exercise of stock options: Mr. Blitzer, 218,750 shares; Mr. Ferrara, 2,500 shares; Mr. Frelinghuysen, 4,375 shares; Mr. Hanson, 2,500 shares; Mr. Miller, 36,250 shares; Mr. Rothwell, 10,626 shares; Mr. Schroeder, 36,251 shares; Mr. Adam, 117,600 shares; Ms. Gille, 64,984 shares; Mr. Brown, 47,383 shares; and all directors and executive officers, 541,219 shares.
     (4) Includes the following number of shares beneficially owned as of December 31, 1998 through the company's Retirement Savings Plan: Mr. Blitzer, 3,266 shares; Mr. Adam, 20,560 shares; Ms. Gille, 12,587 shares; and Mr. Brown, 8,614 shares.
     (5)  Includes 5,000 shares owned by Mr. Frelinghuysen and held in trust.
     (6) Includes 1,000 shares owned by Mr. Miller's spouse and disclaimed by Mr. Miller.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) reporting requirements applicable to the Company's directors, executive officers and such beneficial owners were complied with.


            PROPOSAL TO ADOPT THE MGI PHARMA, INC. 1999 NONEMPLOYEE
                          DIRECTOR STOCK OPTION PLAN


     On March 9, 1999, the Board of Directors adopted, subject to shareholder approval, the MGI PHARMA, INC. 1999 Nonemployee Director Stock Option Plan (the "1999 Director Plan") pursuant to which 200,000 shares of MGI Common Stock would be reserved for issuance to outside directors. The Board of Directors has determined that the 1999 Director Plan is necessary to make MGI Common Stock options available to outside directors. These options will enhance the Company's ability to attract and retain the services of experienced and knowledgeable outside directors and provide additional incentive for such directors to work toward the Company's long-term success and progress. The 1999 Director Plan will replace the Company's 1993 Director Plan relating to outside directors. The following summary description of the 1999 Director Plan is qualified in its entirety by reference to the full text of the 1999 Director Plan, which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE 1999 DIRECTOR PLAN

     Under the 1999 Director Plan, nonemployee directors of the Company will be granted an option to purchase shares of MGI Common Stock as follows: (i) an option to purchase 10,000 shares of MGI Common Stock is granted on the date a director first becomes a director by appointment by the Board; and (ii) an option to purchase 7,500 shares of MGI Common Stock is granted on each date of a director's election or re-election to the Board, beginning with the election of directors at the 1999 Annual Meeting (if the plan is approved by the shareholders). The option price will be equal to 100% of the fair market value (as described in the 1999 Director Plan) of MGI's Common Stock on the date of grant. Options granted under the 1999 Director Plan will terminate ten years after the date of grant and will become exercisable in equal installments of 25% commencing on the date one year after the date of grant and continuing on each one year anniversary thereafter until all of the options have become exercisable; provided, however, that if a director does not serve the full term of his or her directorship, the options are exercisable as follows: (i) if the director served on the Board for five or more years, all outstanding options become immediately exercisable on the date the director ceases being a director and remain exercisable for a period of 36 months; (ii) if the director served on the Board for fewer than five years, the options are exercisable, to the extent they were exercisable at the date the director ceased being a director, for a period of 90 days; (iii) in the event of the death of a director, the options are exercisable, to the extent they were exercisable by the director at the date of death, by the director's legal representative for a period of 12 months; and
(iv) if a director ceases being a director due to an act of fraud, embezzlement or other gross or willful misconduct, as determined by the Board, all options granted to the director are immediately forfeited as of the date of the misconduct. Options granted under the 1999 Director Plan will be nonqualified stock options.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1999 Director Plan. The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising such a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of MGI Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option.

     The table below indicates the aggregate number of options that will be granted to all nonemployee directors of the Company in 1999 assuming adoption of the 1999 Director Plan. Under the terms of the proposed 1999 Director Plan, each nonemployee director will receive an option to purchase 10,000 shares of MGI Common Stock upon the director's appointment by the Board, and 7,500 shares of MGI Common Stock upon the director's election or re-election to the Board.
No other persons will be eligible to participate in the 1999 Director Plan.

                                                             1999 NONEMPLOYEE DIRECTOR
                                                                STOCK OPTION PLAN (1)
                                                       ---------------------------------------
                  NAME AND POSITION                     DOLLAR VALUE (1)    NUMBER OF OPTIONS
     -------------------------------------------       ------------------  -------------------
     Executive Group (2)                                           N/A                 N/A
     Non-Executive Director Group                                  N/A              52,500
     Non-Executive Officer Employee Group (2)                      N/A                 N/A

     _____________________
     (1) All of the options granted will have option exercise prices equal to 100% of the fair market value of MGI Common Stock on the date of grant, as described in the 1999 Director Plan.
     (2) Under the terms of the 1999 Director Plan, none of the Company's executive officers or other employees other than nonemployee directors are eligible to participate.

     The affirmative vote of the holders of a majority of the shares of MGI Common Stock represented at the meeting and entitled to vote on this matter is necessary for approval of the 1999 Director Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR THE ADOPTION OF THE MGI PHARMA, INC. 1999
                                   ---
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending December 31, 1999. A proposal to ratify that appointment will be presented at the Annual Meeting. KPMG Peat Marwick has served as the Company's auditors since the Company's incorporation and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. If the appointment of KPMG Peat Marwick is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK
                        ---
AS THE COMPANY'S INDEPENDENT AUDITORS.


                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting of shareholders must be received at the Company's principal executive offices, Suite 300E, Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, no later than November 27, 1999.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ William C. Brown

                              William C. Brown
                              Assistant Secretary
March 26, 1999

                                                                       EXHIBIT A

                                MGI PHARMA, INC.
                  1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

1.  PURPOSE OF PLAN

     This plan shall be known as the "MGI PHARMA, INC. 1999 Nonemployee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of MGI PHARMA, INC., a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable outside directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress.

2.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 6. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board under this Plan may be exercised by any committee duly authorized by the Board.

3.  PARTICIPATION IN THE PLAN

     Each director of the Company shall be eligible to participate in the Plan unless such director is an employee of the Company (a "Nonemployee Director").

4.  STOCK SUBJECT TO THE PLAN

     The stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Subject to the adjustment as provided in Section 12 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 200,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

5.  NONQUALIFIED STOCK OPTIONS

     All options granted under the Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

6.  GRANTS OF OPTIONS UNDER THE PLAN

     All grants of options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (a) No person shall have any discretion to select which Nonemployee Directors shall be granted options or to determine the number of shares of Common Stock to be covered by options granted to Nonemployee Directors.

          (b) Each Nonemployee Director shall automatically receive on the date such person first becomes a director by appointment by the Board of Directors, an option to purchase 10,000 shares of Common Stock.

          (c) Each Nonemployee Director shall automatically receive, on each date on which such person is elected or reelected as a director (beginning with the election of directors at the 1999 annual meeting of shareholders if the Plan becomes effective at such meeting), an option to purchase 7,500 shares of Common Stock.

          (d) Each option granted hereunder shall be exercisable in equal installments of 25% of the total number of options granted commencing on the date which is one year after the date of grant and continuing on each one year anniversary thereafter.

          (e) The option exercise price per share for the shares covered by each option shall be 100% of the fair market value of the Common Stock on the date of the Company's annual meeting of shareholders to which the grant relates, as determined in accordance with Section 10 of the Plan.

7.  TERMS AND CONDITIONS OF OPTIONS

     Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Options Non-Transferable. No option granted under the Plan shall be transferable by the optionee otherwise than by will, or by the laws of descent and distribution as provided in Section 7(c)(iii) hereof. Except as provided in Section 7(c)(iii) hereof with respect to disability of the optionee, during the lifetime of the optionee, the options shall be exercisable only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (b) Period of Options. Options shall terminate upon the expiration of 10 years from the date on which they were granted (subject to prior termination as provided in Section 8 hereof).

          (c)  Exercise of Options

               (i) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

               (ii) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company by delivery of (A) cash (including check, bank draft or money order), (B) shares of Common Stock already owned by the optionee having a fair market value on the date of exercise equal to the full purchase price of the shares, (C) written authorization for the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares having a fair market value on the date of exercise equal to the aggregate exercise price of the options exercised, (D) irrevocable instructions to a broker promptly to deliver to the Company the amount of sale proceeds required to pay the exercise price, (E) any combination of the foregoing methods of payment, or (F) such other form of consideration as the Board may deem acceptable. For purposes of the preceding sentence, the fair market value of the Common Stock tendered shall be determined as provided in Section 9 as of the date of exercise.

8.   EFFECT OF TERMINATION OF MEMBERSHIP ON THE BOARD

     The right to exercise an option granted under this Plan shall be limited as follows:

          (a) If an optionee ceases being a director of the Company for any reason other than the reasons identified in subparagraph (b) of this
     Section 8, the optionee shall have the right to exercise the options as follows, subject to the condition that no option shall be exercisable after the expiration of the term of the option:

               (i) If the optionee was a member of the Board for five or more years, all outstanding options become immediately exercisable upon the date the optionee ceases being a director. The optionee may exercise the options for a period of 36 months from the date the optionee ceased being a director, provided that if the optionee dies before the 36 month period has expired, the options may be exercised by the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death for a period of 12 months from the date of the optionee's death.

               (ii) If the optionee was a member of the Board for less than five years, the optionee may exercise the options, to the extent they were exercisable at the date the optionee ceases being a member of the Board, for a period of 90 days following the date the optionee ceased being a director, provided that, if the optionee dies before the 90 day period has expired, the options may be exercised by the optionee's legal representative, or any person who acquires the right to exercise an option by reason of the optionee's death, for a period of 12 months from the date of the optionee's death.

               (iii) If the optionee dies while a member of the Board, the options, to the extent exercisable by the optionee at the date of death, may be exercised by the optionee's legal representative, or any person who acquires the right to exercise an option by reason of the optionee's death, for a period of 12 months from the date of the optionee's death.

               (iv) In the event any option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

          (b) If an optionee ceases being a director of the Company due to an act of

               (i)   fraud or intentional misrepresentation, or

               (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate of the Company, or

               (iii) any other gross or willful misconduct,

     as determined by the Board, in its sole and conclusive discretion, all options granted to such optionee under this Plan shall immediately be forfeited as of the date of the misconduct.

9.  TIME FOR GRANTING OPTIONS

     Unless the Plan shall have been discontinued as provided in Section 14 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 13 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

10.  FAIR MARKET VALUE OF COMMON STOCK

     For purposes of this Plan, the fair market value of the Common Stock on a given date shall be (i) the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, if the Common Stock is then quoted on NASDAQ; (ii) the last sale price of the Common Stock as reported on the NASDAQ National Market System; or (iii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Board shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

11.  LIMITATION OF RIGHTS

          (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

          (b) No Shareholder Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance of such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

12.  ADJUSTMENTS TO COMMON STOCK

     If there shall be any change in Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the corporate structure, appropriate adjustments to the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the option exercise price, the number of shares subject to outstanding options and the options' exercise prices thereof in order to prevent dilution or enlargement of option rights.

13.  EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect immediately upon its approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voted at a duly held meeting of shareholders of the Company.

14.  AMENDMENT OF THE PLAN

          (a) The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 12 hereof), change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Plan. The Board shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option. In addition, subject to section (b) below and to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) The Board may, in its sole discretion, amend the vesting, exercisability and other provisions of the Plan, including any outstanding awards under the Plan, as necessary to avoid adverse accounting impact on the Company of any changes in the accounting industry's interpretation of APB No. 25.

15.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

                           -- Please detach here --

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:    03 Joseph S. Frelinghuysen   06 Timothy G. Rothwell
01 Charles N. Blitzer        04 Michael E. Hanson         07 Lee J. Schroeder
02 Andrew J. Ferrara         05 Hugh E. Miller            08 Arthur Weaver

                 [_]  Vote FOR                  [_]  Vote WITHHELD
                      all nominees                   from all nominees

(Instructions: To withhold authority to   -------------------------------------
vote for any indicated nominee, write
the number(s) of the nominee(s) in the    -------------------------------------
box provided to the right.)

2. Proposal to Adopt the MGI              [_] For   [_] Against  [_] Abstain
   PHARMA, INC. 1999 Nonemployee
   Director Stock Option Plan.

3. Ratification of KPMG Peat              [_] For   [_] Against  [_] Abstain
   Marwick as independent auditors
   of the company for year ending
   December 31, 1999.

4. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before
   the Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

                                              Date _______________________

Address Change? Mark Box [_] Indicate changes below:

                                         -------------------------------------

                                         -------------------------------------

                                         Signature(s) in Box

                                         Please sign exactly as your name(s)
                                         appear on Proxy. If held in joint
                                         tenancy, all persons must sign.
                                         Trustees, administrators, etc., should
                                         include title and authority.
                                         Corporations should provide full name
                                         of corporation and title of authorized
                                         officer signing the Proxy.

                                MGI PHARMA, INC.

                                 ANNUAL MEETING

                              Tuesday May 11, 1999
                              3:30 p.m. local time

                                 Hilton Towers
                             1001 Marquette Avenue
                             Minneapolis, Minnesota


MGI PHARMA, INC.
9900 Bren Rd. East Suite 300E, Minneapolis, MN 55343                       Proxy

--------------------------------------------------------------------------------

          This Proxy is solicited on behalf of the Board of Directors.

By signing this proxy, you revoke all prior proxies and appoint Charles N. Blitzer and James V. Adam, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of MGI Pharma, Inc. held of record by the undersigned on March 15, 1999, at the Annual Meeting of Shareholders of the Company to be held on May 11, 1999 or any adjournment thereof.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

                      See reverse for voting instructions.